AMENDED AND RESTATED
                               II-VI INCORPORATED
                           DEFERRED COMPENSATION PLAN

































Effective June 30, 1996
Amended November  2 , 1996













                     TABLE OF CONTENTS


1.  Definitions . . . . . . . . . . . . . . . . . . . . .

2.  Participation . . . . . . . . . . . . . . . . . . . .

3.  Contributions . . . . . . . . . . . . . . . . . . . .

4.  Investment of Contributions . . . . . . . . . . . . .

5.  Benefits. . . . . . . . . . . . . . . . . . . . . . .

6.  Distribution of Benefits  . . . . . . . . . . . . . .

7.  General Provisions. . . . . . . . . . . . . . . . . .

8.  Plan Execution. . . . . . . . . . . . . . . . . . . .





                          INTRODUCTION


     The Employer is establishing a nonqualified, defined contribution employees' retirement plan which has been designed as, and is intended to be, an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and a nonqualified plan under the Internal Revenue Code of 1986, including any later amendments to the Code. The Employer agrees to operate the plan according to the terms, provisions and conditions set forth in this document.

     Any funds accumulated for purposes of providing benefits under this plan are fully available to satisfy the claims of the Employer's creditors. Participants have no greater rights with regard to such fund than any other general creditor of the Employer.

     The Plan was originally adopted by II-VI Incorporated to be effective as of June 30, 1996.





                                   ARTICLE I

                                  DEFINITIONS


      1.01 "Account" means, for a Participant, a bookkeeping account that reflects the amount available for benefits under this Plan.
Separate accounting records are kept for those parts of his Account that result from:

            (a)  Salary Deferral Contributions.

            (b)  Matching Contributions.

            (c)  Discretionary Contributions.

      A Participant's Account shall be reduced by any distribution of his Account. A Participant's Account will participate in the earnings credited, expenses charged and any appreciation or depreciation of the deemed investments of the Plan. His Account is subject to any minimum guarantees applicable under the Group Contract or other investment arrangements.

      1.02 "Beneficiary" means the person or persons named by a Participant to receive any benefits under this Plan upon the Participant's death.

      1.03 "Benefit Date" means, for a Participant, the first day of the first period for which an amount of benefit is payable to him under this Plan. See Article V - BENEFITS.

      1.04  "Code" means the Internal Revenue Code of 1986, as amended.

      1.05 "Compensation" means the total earnings paid or made available to an Employee by the Employer during any specified period.

      1.06  "Contributions" means, Salary Deferral Contributions,
Matching Contributions or Discretionary Contributions, as set out in
Article III, unless the context clearly indicates otherwise.

      1.07 "Eligible Employee" means any Employee of the Employer who is invited to participate in the Plan and who represents a select group of highly-compensated or management employees, as determined by the Employer.

      1.08 "Employee" means an individual who is employed by the Employer.

      1.09 "Employer" means II-VI INCORPORATED or any subsidiary corporations which are included in a parent subsidiary controlled group or brother/sister controlled group of corporations under Sect. 1653 of the Internal Revenue Code.

      1.10 "Entry Date" means the date an Employee first enters the Plan as an Active Participant. See Article II - PARTICIPATION.

      1.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      1.12 "Fiscal Year" means the Employer's taxable year. The last day of the Fiscal Year is June 30.

      1.13 "Group Contract" means the group annuity contract or contracts into which the Trustee enters with the Insurer for the investment of Contributions and the payment of benefits under this Plan. The term Group Contract as it is used in this Plan is deemed to include the plural unless the context clearly indicates otherwise.

      Any funds accumulated under the Group Contract are available to the general creditors of the Employer.

      1.14 "Insurer" means Principal Mutual Life Insurance Company and any other insurance company or companies named by the Trustee or Employer.

      1.15 "Monthly Date" means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

      1.16 "Participant" means an Eligible Employee who is actively participating in the Plan.

      1.17 "Plan" means the nonqualified retirement plan of the Employer set forth in this document, including any later amendments to it.

      1.18 "Plan Administrator" means the person or persons who administer the Plan. The Plan Administrator is the Employer.

      1.19 "Plan Year" means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

      1.20 "Qualified Plan" means The II-VI Incorporated Employees Profit Sharing Plan.

      1.21 "Reentry Date" means the date a former Participant reenters the Plan. See Article II - PARTICIPATION.

      1.22 "Retirement Date" means his retirement date under the Qualified Plan.

      1.23 "Totally and Permanently Disabled" means that a Participant is disabled to the extent he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration, pursuant to Code Section 72(m)(7), and, as a result of such condition, the Participant's employment with the Employer terminates.

      1.24 "Trust" means an agreement of trust between the Employer and Trustee established for the purpose of holding and distributing the Trust
Fund under the provisions of the Plan and conforming to the terms of the model trust, as described in Revenue Ruling 92-64. The Trust may provide for the investment of all or any portion of the Trust Fund in the Group Contract.

      1.25 "Trust Fund" means the total funds held under the Trust for the purpose of providing benefits for Participants. These funds result from Contributions made under the Plan which are forwarded to the Trustee to be deposited in the Trust Fund.

      1.26 "Trustee" means the trustee or trustees under the Trust. The term Trustee as it is used in this Plan is deemed to include the plural unless the context clearly indicates otherwise.

      1.27  "Yearly Date" means June 30, 1996, and each following July
1.






                                  ARTICLE II

                                PARTICIPATION


      An Employee shall first become a Participant (begin active participation in the Plan) on the earliest Yearly Date on or after June 30, 1996, on which he is an Eligible Employee. This date is his Entry Date.

      A former Participant shall again become a Participant (resume active participation in the Plan) on the date he again performs an hour of service as an Eligible Employee. This date is his Reentry Date.

      A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and the value of his Account is zero.






                                  ARTICLE III

                                 CONTRIBUTIONS


      3.01 Employer Contributions. Employer Contributions for each Plan Year will be equal to the Employer Contributions as described below.

            (a) Salary Deferral Contributions. The amount of each Salary Deferral Contribution for a Participant shall be equal to any percentage of his Compensation for the pay period as elected in his or her deferral agreement. An Employee who is eligible to participate in the Plan may file a deferral agreement with the Employer. Except as otherwise provided in this Section 3.01, the deferral agreement to start Salary Deferral Contributions must be effective on the 1st day of January immediately following a Participant's Entry Date (Reentry Date, if applicable) or any following Yearly Date. The Participant shall make any change or terminate the deferral agreement by filing a new deferral agreement. A Participant's deferral agreement making a change may be effective on any date a deferral agreement to start Salary Deferral Contributions could be effective. A Participant' deferral agreement to stop Salary Deferral Contributions may be effective on any date.

            Except as otherwise provided in this Section, to be effective the deferral agreement must be in writing and filed with the Employer before the beginning of the calendar year in which Salary Deferral Contributions are to start, change or stop. In the year that the Plan is first implemented, a Participant's deferral agreement may be filed with the Employer and become effective for the current calendar year within thirty (30) days after the Plan is effective. In the first year in which a Participant becomes eligible to participate in the Plan, such Participant's deferral agreement may be filed with the Employer and become effective for the current calendar year within thirty (30) days after the date on which such Participant becomes eligible to participate in the Plan.

            Salary Deferral Contributions may include contributions the Employee would have made to the Qualified Plan of the Employer under its contribution formula but for the additional restrictions imposed by such Plan to meet the qualification requirements of the Internal Revenue Code.

             (b) Matching Contributions. The amount of each Matching Contribution made by the Employer for a Participant shall be equal to a percentage as determined by the Employer, of the Participant's Salary Deferral Contributions for the pay period. Said percentage shall be uniform for all Participants.

             However, Salary Deferral Contributions in excess of the percentage of Compensation as provided in the Qualified Plan will not be matched.

             (c) Discretionary Contributions. The amount of each Discretionary Contribution made by the Employer for the Participant shall be determined by the Employer and shall be made on a uniform basis for all Participants.

      3.02 Allocation. The following Contributions for each Plan Year shall be allocated among all eligible persons:

                    Discretionary Contributions

      The eligible persons are all Participants who the Employer determines are eligible for an allocation for the Plan Year. The amount allocated to such a person shall be determined below.

      The following Contributions for each Plan Year shall be allocated to each Participant for whom such Contributions were made under the EMPLOYER CONTRIBUTIONS SECTION of Article III:

                         Salary Deferral Contributions

                            Matching Contributions

      These Contributions shall be allocated when made and credited to the Participant's Account.

      Discretionary Contributions and Matching Contributions shall be allocated in a uniform manner by the Employer.







                                   ARTICLE IV

                           INVESTMENT OF CONTRIBUTIONS




      4.01 The Participants' Accounts shall be valued at current fair market value as of the last day of the last calendar month ending in the Plan Year and, at the discretion of the Plan Administrator, may be
valued more frequently.   The Account of a Participant shall be
considered a deemed investment of the Plan and shall be credited with its share of the deemed gains and losses of the deemed investments of the Plan.

      4.02 The Plan at all times shall be considered unfunded both for tax purposes and for purposes of Title I of the ERISA. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Employer and available to its general creditors in the event of bankruptcy or insolvency. This Plan constitutes a mere promise by the Employer to make benefit payments in the future to Participants or to Participants' beneficiaries.





                                   ARTICLE V

                                   BENEFITS


      5.01 Retirement Benefits. On a Participant's Retirement Date, his Account shall be distributed to him according to the distribution of benefits provisions of Article VI. This date shall be a Participant's Benefit Date.

      5.02 Death Benefits. If a Participant dies before his Retirement Date, his Account shall be distributed according to the distribution of benefits provisions of Article VI. This date shall be a Participant's Benefit Date.

      5.03 Disability Benefits. If a Participant becomes Totally and Permanently Disabled before his Retirement Date causing the termination of his employment with the Employer, his Account shall be distributed according to the distribution of benefits provisions of Article VI. The date of such Participant's termination of employment shall be a Participant's Benefit Date.

      5.04 Termination Benefits. A Participant will receive a distribution of his Account according to the distribution provisions of
Article VI, if he ceases to be an Employee before his Retirement Date, provided he has not again become an Employee. This date shall be a Participant's Benefit Date.

      5.05 Withdrawal Privileges. Before he ceases to be an Employee, a Participant may withdraw up to 90% of the value of his Account in the event of an unforeseeable emergency. The Participant's request for a withdrawal shall include his statement that such an unforeseeable emergency exists and explain its nature. To qualify as an unforeseeable emergency withdrawal, it must be determined that the amount of the withdrawal is to meet a severe financial hardship to the Participant and the amount of the withdrawal is not reasonably available from other resources of the Participant. Examples of severe financial hardship may include a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.
The
Plan Administrator will establish uniform, nondiscriminatory guidelines to use in determining if such a condition of undue financial hardship exists. The Plan Administrator's determination shall be final. The Participant has no legal or equitable right to such a withdrawal.


            A request for withdrawal shall be in writing on a form furnished for that purpose and delivered to the Plan Administrator before the withdrawal is to occur.

            Any Participant who chooses to exercise this option shall not be allowed to make Salary Deferral Contributions to this Plan for a period of one year from the time such withdrawal is received by the Participant.







                                  ARTICLE VI

                           DISTRIBUTION OF BENEFITS


      6.01 Automatic Forms of Distribution. The automatic form of benefit payable to or on behalf of a Participant is determined as follows:

            The automatic form of benefit shall be a lump sum payment or a series of installments for periods of 2, 5 or 10 years as chosen by the Participant to begin at any time on or within thirty (30) days after his Benefit Date, provided that beginning with the year in which the Participant turns age 70 1/2, a minimum payment each year shall apply. The minimum payment will be based on a period equal to the joint and last survivor expectancy of the Participant and the Participant's spouse, if any, where the joint and last survivor expectancy is recalculated. The election shall be irrevocable and must be made by the Participant in his first written deferral agreement effective for a specific calendar year.









                                   ARTICLE VII

                                GENERAL PROVISIONS


      7.01 Amendments. The Employer may amend this Plan at any time, including any remedial retroactive changes (within the specified period of time as may be determined by Internal Revenue Service regulations) to comply with the requirements of any law or regulation issued by any governmental agency to which the Employer is subject.

      7.02 Employment Status. Nothing contained in this Plan gives an Employee the right to be retained in the Employer's employ or to interfere with the Employer's right to discharge any Employee.

      7.03 Rights to Plan Assets. No Employee shall have any right to or interest in any assets of the Plan upon termination of his employment or otherwise except as a general unsecured creditor of the Employer.

            Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries or spouse of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Plan Administrator and the Employer arising under or by virtue of the Plan.

      7.04 Nonalienation of Benefits. Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary or spouse. A Participant, Beneficiary of spouse does not have any rights to alienate, anticipate, commute, pledge, encumber or assign any of such benefits. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in ERISA Act Section 206(d), or any domestic relations order entered before January 1, 1985.

      7.05 Legal Actions. The Plan and the Plan Administrator are the necessary parties to any action or proceeding involving the assets held with respect to the Plan or administration of the Plan or Trust. No person employed by the Employer, no Participant, former Participant or their Beneficiaries or any other person having or claiming to have an
interest in the Plan is entitled to any notice of process.   A final
judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

      7.06 Word Usage. The masculine gender, where used in this Plan, shall include the feminine gender and the singular words as used in this Plan may include the plural, unless the context indicates otherwise.





      By executing this Plan, the Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan's legal and tax implications.


      Executed this 2nd day of November, 1996.


                                      II-VI INCORPORATED



                                      By:    /s/ Francis J. Kramer
                                         ----------------------------
                                         Francis J. Kramer, President